Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

of Hartman vREIT XXI, Inc.

We hereby consent to the use in this Pre-Effective Amendment No. 6 to Form S-11 Registration Statement (No. 333-207711) (Registration Statement) of our report dated May 20, 2016 relating to the consolidated balance sheets of Hartman vREIT XXI, Inc. as of March 31, 2016 and December 31, 2015, which is included in this Pre-Effective Amendment No. 6.

We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

June 13, 2016